EXHIBIT 5.5
[Letterhead of Lowenstein Sandler PC]
January 23, 2012
Newspring Industrial Corp.
c/o Rank Group Limited
Suite 2502, Level 25
Citigroup Centre, 2 Park Street
Sydney 2000
Australia
Ladies and Gentlemen:
We have acted as special New Jersey counsel for Newspring Industrial Corp., a New Jersey corporation (the “Company”), in connection with the offer to exchange (the “Exchange”) under the Securities Act of 1933, as amended (the “Act”), pursuant to that certain Registration Statement on Form F-4 filed with the Securities and Exchange Commission on November 3, 2011 (File No. 333-177693-95), (the “Registration Statement”) and the issuance pursuant to the Registration Statement of:
          (i) up to (a) €450,000,000 aggregate principal amount of 7.750% Senior Secured Notes due 2016 (the “New 7.750% Euro Notes”) for an equal principal amount of the outstanding 7.750% Senior Secured Notes due 2016 (the “Old 7.750% Euro Notes”) and (b) $1,125,000,000 aggregate principal amount of 7.750% Senior Secured Notes due 2016 (the “New 7.750% Dollar Notes” and, together with the New 7.750% Euro Notes, the “New 7.750% Notes”) for an equal principal amount of the outstanding 7.750% Senior Secured Notes due 2016 (the “Old 7.750% Dollar Notes” and, together with the Old 7.750% Euro Notes, the “Old 7.750% Notes”), each issued by Reynolds Group Issuer Inc., a Delaware corporation (“US Issuer II”), Reynolds Group Issuer LLC, a Delaware limited liability company (“US Issuer I”), and Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (a public limited liability company) under the laws of Luxembourg (the “Luxembourg Issuer” and, together with US Issuer I and US Issuer II, the “Issuers”);
          (ii) up to $1,000,000,000 aggregate principal amount of 8.500% Senior Notes due 2018 (the “New 8.500% Notes”) for an equal principal amount of the outstanding 8.500% Senior Notes due 2018 (the “Old 8.500% Notes”) issued by the Issuers;
          (iii) up to $1,500,000,000 aggregate principal amount of 9.000% Senior Notes due 2019 (the “New 9.000% Notes”) for an equal principal amount of the outstanding 9.000% Senior Notes due 2019 (the “Old 9.000% Notes”) issued by the Issuers;
          (iv) up to $1,500,000,000 aggregate principal amount of 7.125% Senior Secured Notes due 2019 (the “New 7.125% Notes”) for an equal principal amount of the

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outstanding 7.125% Senior Secured Notes due 2019 (the “Old 7.125% Notes”) issued by the Issuers;
          (v) up to $1,000,000,000 aggregate principal amount of 8.250% Senior Notes due 2021 (the “New 8.250% Notes”) for an equal principal amount of the outstanding 8.250% Senior Notes due 2021 (the “Old 8.250% Notes”) issued by the Issuers;
          (vi) up to $1,000,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2021 (the “New 6.875% Notes”) for an equal principal amount of the outstanding 6.875% Senior Secured Notes due 2021 (the “Old 6.875% Notes”) issued by the Issuers;
          (vii) up to $1,500,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2019 (the “New 7.875% Notes”) for an equal principal amount of the outstanding 7.875% Senior Secured Notes due 2019 (the “Old 7.875% Notes”) issued by the Issuers; and
          (viii) up to $1,000,000,000 aggregate principal amount of 9.875% Senior Notes due 2019 (the “New 9.875% Notes”) for an equal principal amount of the outstanding 9.875% Senior Notes due 2019 (the “Old 9.875% Notes”) issued by the Issuers.
We have represented the Company in connection with certain limited transactions on matters relating to New Jersey corporate law, but do not generally represent the Company nor act as the Company’s regular outside counsel.
In connection with rendering the opinions contained in this letter, we have examined originals or copies certified or otherwise identified to our satisfaction of only the following documents:
(a)	the Registration Statement;
          (b) the Senior Secured Notes Indenture dated November 5, 2009 among Reynolds Group Escrow LLC, a Delaware limited liability company, and Reynolds Group DL Escrow Inc., a Delaware corporation, The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent, and The Bank of New York Mellon, London Branch, as paying agent, relating to the 7.75% Senior Secured Notes due 2016, as supplemented by (i) a supplemental indenture dated as of November 5, 2009, (ii) a supplemental indenture dated as of December 2, 2009, (iii) a supplemental indenture dated as of January 29, 2010, (iv) a supplemental indenture dated as of February 2, 2010, (v) a supplemental indenture dated as of February 25, 2010, (vi) a supplemental indenture dated as of March 4, 2010, (vii) a supplemental indenture dated as of March 30, 2010, (viii) a supplemental indenture dated as of May 4, 2010, (ix) a supplemental indenture dated as of June 17, 2010, (x) a supplemental indenture dated as of September 1, 2010, (xi) a supplemental indenture dated as of November 9, 2010 and (xii) a

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Twelfth Supplemental Indenture dated as of November 16, 2010 (the “7.75% Notes Twelfth Supplemental Indenture”) among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the entities listed in Schedule I thereto, as guarantors, and The Bank of New York Mellon, as trustee and collateral agent, and Wilmington Trust (London) Limited, as collateral agent (as so supplemented, the “7.75% Notes Indenture”);
          (c) the Senior Notes Indenture dated as of May 4, 2010 among the Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and The Bank of New York Mellon, London Branch, as paying agent, in respect of the issuance of the 8.50% Senior Notes due 2018, as supplemented by (i) a supplemental indenture dated as of June 17, 2010, (ii) a supplemental indenture dated as of August 27, 2010, (iii) a supplemental indenture dated as of September 1, 2010, (iv) a supplemental indenture dated as of November 9, 2010 and (v) a Fifth Supplemental Indenture dated as of November 16, 2010 (the “8.50% Notes Fifth Supplemental Indenture”) among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the entities listed in Schedule I thereto as guarantors and The Bank of New York Mellon, as trustee (as so supplemented, the “8.50% Notes Indenture”);
          (d) the Senior Notes Indenture dated as of October 15, 2010 originally among RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow Issuer (Luxembourg) I S.A., as Escrow Issuers, The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent, and The Bank of New York Mellon, London Branch, as paying agent, in respect of the issuance of the 9.000% Senior Notes due 2019, as supplemented by (i) the First Supplemental Indenture dated as of November 16, 2010, and (ii) the Second Senior Notes Supplemental Indenture dated as of November 16, 2010 (the “9.000% Notes Second Supplemental Indenture”) among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the affiliates of the Issuers party thereto as guarantors and The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent (as so supplemented, the “9.000% Notes Indenture”);
          (e) the Senior Secured Notes Indenture dated as of October 15, 2010, originally among RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow Issuer (Luxembourg) I S.A., as Escrow Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent, and The Bank of New York Mellon, London Branch, as paying agent, relating to the 7.125% Senior Secured Notes due 2019, as supplemented by (i) the First Supplemental Indenture dated as of November 16, 2010, and (ii) the Second Senior Secured Notes Supplemental Indenture dated as of November 16, 2010 (the “7.125% Notes Second Supplemental Indenture”) among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the affiliates of the Issuers party thereto as guarantors, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent (as so supplemented, the “7.125% Notes Indenture”);

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          (f) the Senior Notes Indenture dated as of February 1, 2011 among the Issuers, the affiliates of the Issuers party thereto as Senior Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and The Bank of New York Mellon, London Branch, as paying agent, in respect of the issuance of the 8.250% Senior Notes due 2021 (the “8.250% Notes Indenture”);
          (g) the Senior Secured Notes Indenture dated as of February 1, 2011 among the Issuers, the affiliates of the Issuers party thereto as Senior Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) Limited, as additional collateral agent, and The Bank of New York Mellon, London Branch, as paying agent, in respect of the issuance of the 6.875% Senior Secured Notes due 2021 (the “6.875% Notes Indenture”);
          (h) the Senior Secured Notes Indenture dated as of August 9, 2011 originally among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, The Bank of New York Mellon, London Branch, as paying agent, and Wilmington Trust (London) Limited, as additional paying agent, relating to the 7.875% Senior Secured Notes due 2019, as supplemented by the First Senior Notes Supplemental Indenture (the “7.875% Notes Supplemental Indenture”) dated as of September 8, 2011 among the Issuers, the affiliates of the Issuers party thereto as Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited as additional collateral agent, in respect of the issuance of the 7.875% Senior Notes due 2019 (as so supplemented, the “7.875% Notes Indenture”);
          (i) the Senior Notes Indenture dated as of August 9, 2011 originally among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and The Bank of New York Mellon, London Branch, as paying agent, relating to the 9.875% Senior Notes due 2019, as supplemented by the First Senior Notes Supplemental Indenture (the “9.875% Notes Supplemental Indenture”) dated as of September 8, 2011 among the Issuers, the affiliates of the Issuers party thereto as Senior Note Guarantors (as defined therein), and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, in respect of the issuance of the 9.875% Senior Notes due 2019 (as so supplemented, the “9.875% Notes Indenture”); and
          (j) the certificate of the Secretary of the Company of even date herewith referred to on Schedule I hereto.
The 7.75% Notes Indenture, the 8.50% Notes Indenture, the 9.000% Notes Indenture, the 7.125% Notes Indenture, the 8.250% Notes Indenture, the 6.875% Notes Indenture, the 7.875% Notes Indenture, and the 9.875% Notes Indenture are sometimes hereinafter referred to as the “Indentures” and the 7.75% Notes Twelfth Supplemental Indenture, the 8.50% Notes Fifth

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Supplemental Indenture, the 9.000% Notes Second Supplemental Indenture, the 7.125% Notes Second Supplemental Indenture, the 8.250% Notes Indenture, the 6.875% Notes Indenture, the 7.875% Notes Supplemental Indenture and the 9.875% Notes Supplemental Indenture are sometimes hereinafter referred to as the “Transaction Documents.”
We have reviewed the Transaction Documents and the documents listed on attached Schedule 1. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records, and have made such examination of law, as we have deemed appropriate in order to enable us to render the opinions set forth herein. We have relied as to factual matters, without independent verification, upon the documents listed on attached Schedule 1 and on the representations and warranties as to matters of fact and on the covenants contained in the Transaction Documents. We have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us. In rendering the opinions contained herein, we have assumed, and our opinions are conditioned on, among other things, that the facts, information, covenants and representations set forth in the documents referred to above were accurate at the time of the execution and delivery of such documents and continue to be accurate at the date hereof.
The opinions expressed in this letter are limited to matters governed by the laws of the State of New Jersey (collectively, the “Covered Laws”).
Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
          1. The Company (i) is a corporation validly existing and in good standing under the laws of the State of New Jersey and (ii) has the corporate power and authority under its certificate of incorporation and the New Jersey Business Corporation Act to execute and deliver the Transaction Documents and to perform its obligations under the Transaction Documents (and, in the case of the 7.75% Notes Twelfth Supplemental Indenture, the 8.50% Notes Fifth Supplemental Indenture, the 9.000% Notes Second Supplemental Indenture, the 7.125% Notes Second Supplemental Indenture, the 7.875% Notes Supplemental Indenture and the 9.875% Notes Supplemental Indenture, the provisions of the 7.75% Notes Indenture, the 8.50% Notes Indenture, the 9.000% Notes Indenture, the 7.125% Notes Indenture, the 7.875% Notes Indenture and the 9.875% Notes Indenture respectively, applicable to it by reason thereof).
          2. The Company duly authorized (by all requisite corporate action) the execution and delivery of each of the Transaction Documents and the performance by it of its obligations thereunder (and, in the case of the 7.75% Notes Twelfth Supplemental Indenture, the 8.50% Notes Fifth Supplemental Indenture, the 9.000% Notes Second Supplemental Indenture, the 7.125% Notes Second Supplemental Indenture, the 7.875% Notes Supplemental Indenture and the 9.875% Notes Supplemental Indenture, the provisions of the 7.75% Notes Indenture, the

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8.50% Notes Indenture, the 9.000% Notes Indenture, the 7.125% Notes Indenture, the 7.875% Notes Indenture and the 9.875% Notes Indenture respectively, applicable to it by reason thereof) and has duly executed and delivered each of the Transaction Documents.
     None of our opinions covers or otherwise addresses any of the following laws, statutes or regulations or legal issues: (i) securities laws and regulations, (ii) laws, statutes and regulations that hereafter become effective or (iii) laws, statutes and regulations that regulate the particular business of the Company and do not relate to companies generally We have not undertaken any research for purposes of determining whether the Company or any of the transactions that may occur in connection with any Transaction Documents are subject to any laws, statutes, regulations or requirements other than those that, in our experience, would generally be recognized as applicable to a transaction of this type in the absence of research by lawyers in the State of New Jersey. In addition, we express no opinion as to whether the members of the Board of Directors of the Company have complied with their fiduciary duties in connection with the authorization and performance of each of the Transaction Documents (and, in the case of the 7.75% Notes Twelfth Supplemental Indenture, the 8.50% Notes Fifth Supplemental Indenture, the 9.000% Notes Second Supplemental Indenture, the 7.125% Notes Second Supplemental Indenture, the 7.875% Notes Supplemental Indenture and the 9.875% Notes Supplemental Indenture, the provisions of the 7.75% Notes Indenture, the 8.50% Notes Indenture, the 9.000% Notes Indenture, the 7.125% Notes Indenture, the 7.875% Notes Indenture and the 9.875% Notes Indenture respectively, applicable to it by reason thereof).
We express no opinion as to the enforceability of any Transaction Document.
For purposes of the opinions contained herein, we have relied, without investigation, upon each of the following assumptions: (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine and (ii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in any case, define, supplement or qualify the terms of any of the Transaction Documents.
Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.
In rendering the opinion set forth in paragraph 1 above as to the good standing of the Company, we have relied exclusively on the Certificate issued by the Department of Treasury of the State

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of New Jersey dated December 7, 2011 and listed on Schedule 1 attached hereto and our opinion in that paragraph is given solely as of the date and time of such certificate.
In rendering the opinion set forth in paragraph 2 above as to the delivery by the Company of the Transaction Documents to which it is a party, we have assumed with your permission that (a) to the extent such delivery is not governed by the laws of the State of New Jersey, the laws governing such delivery are substantially similar to the laws of the State of New Jersey and (b) the Transaction Documents have been transmitted electronically for purposes of delivery as contemplated by the parties to the Transaction Documents.
We assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereafter become effective.
This letter has been furnished by us to the Company in our capacity as special counsel for the Company.
This letter is being furnished to the addressee and is for its benefit. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of New Jersey law upon the opinions contained herein in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of New Jersey law upon this letter.
We hereby consent to the filing of copies of this letter as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the caption “Validity of the Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We disclaim any obligation to advise you of any developments in matters covered by this letter that come to our attention after the date of this letter.
Very truly yours,
/s/ LOWENSTEIN SANDLER PC

Schedule 1
OTHER DOCUMENTS
1.	Officer’s Certificate of the Company, dated as of January 23, 2012 and Exhibits A through E attached thereto consisting of:
A.	Written Consent of the Board of Directors to Action Without a Meeting dated November 16, 2010.

Written Consent of the Sole Stockholder in Lieu of a Meeting dated November 16, 2010.

Action of the Board of Directors and the Sole Shareholder Taken by Joint Unanimous Written Consent dated November 16, 2010.

Action of the Board of Directors and the Sole Shareholder Taken by Joint Unanimous Written Consent dated January 26, 2011.

Action of Transaction Committee of the Board of Directors and the Sole Shareholder Taken by Joint Unanimous Written Consent dated February 4, 2011.

Action of the Board of Directors and the Sole Shareholder Taken by Joint Unanimous Written Consent dated July 20, 2011.

Action of Transaction Committee of the Board of Directors and the Sole Shareholder Taken by Joint Unanimous Written Consent dated August 24, 2011.

B.	Restated Certificate of Incorporation of the Company, dated November 7, 2003.

C.	Long-form Standing Certificate issued in respect of the Company by the Department of Treasury of the State of New Jersey on December 7, 2011

D.	By-laws of the Company

E.	Incumbency Certificate